CERTIFICATE OF FORMATION
OF
ALLEGHENY ENERGY SUPPLY UNITS 3, 4 & 5, LLC

          This Certificate of Formation of Allegheny Energy Supply Units 3, 4 & 5, LLC (the "Company") dated as of March 13, 2003, is being duly executed and filed by Allegheny Energy Supply Company, LLC, as sole member and an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section18-101. et seq.).

FIRST. The name of the Company formed hereby is ALLEGHENY ENERGY SUPPLY UNITS 3, 4 & 5, LLC.

          SECOND.  The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street Wilmington, New Castle County, Delaware 19801. The name and address of its registered agent for service of process is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Allegheny Energy Supply Units 3, 4 & 5, LLC as of the date first above written.
By: ALLEGHENY ENERGY SUPPLY COMPANY, LLC, Sole Member By: /s/ RUTH R. TOLBERT Name: Ruth R. Tolbert Title: Assistant Secretary